EPR

EVANCIC PERRAULT ROBERTSON

CERTIFIED GENERAL ACCOUNTANTS

August 15, 2003

James B. Parsons

Parsons Law Firm

Suite 2070 Skyline Tower

10900 N.E. 4th Avenue

Bellevue, WA 98004

Dear James:

Re:    Prime Equipment Inc.

We hereby consent to the Parsons Law Firm to use the following financial statements with our attached independent accountants' report in the form 10-QSB report.

  Consolidated financial statements of Prime Equipment Inc. for the quarter ended June 30, 2003 and 2002.

If you have any questions, please contact our office at (604_ 936-4377.

Yours truly

/s/  Robert Tanaka

Robert Tanaka, CA

/tw

cc:    Perry Gugleilmi

2nd Floor Herco Centre, 566 Lougheed Highway, Coquitlam, B.C. V33K 3S3

Telephone (604) 936-4377   Fax (604) 936-8376

Website www.eprcoq.com   Email:  epr@eproq.com